SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of 2007 Annual Incentive Bonus Measures. On February 22, 2007, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors of RadioShack Corporation (“RadioShack”) approved annual incentive bonus measures for calendar 2007 for RadioShack’s executive officers pursuant to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan, which was approved by stockholders at RadioShack’s 2004 annual meeting (the “Compensation Plan”), and the RadioShack Corporation Bonus Plan for Executive Officers, which was implemented pursuant to the stockholder-approved Compensation Plan (the “Bonus Plan”). A summary describing the elements of the annual incentive performance measures for Mr. Julian C. Day, RadioShack’s Chairman of the Board and Chief Executive Officer, Mr. James F. Gooch, RadioShack’s Executive Vice President and Chief Financial Officer, and Mr. David P. Johnson, RadioShack’s Senior Vice President - Corporate Controller, for calendar 2007 is set forth in Exhibit 10.1 and is incorporated by reference.

Establishment of 2007 LTIP Measures.  In addition, on February 22, 2007, the Compensation Committee approved, subject to meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, long-term incentive performance goals for RadioShack’s executive officers for the 2007 through 2008 performance cycle under RadioShack’s cash long-term incentive plan. The long-term incentive plan was established pursuant to the stockholder-approved Compensation Plan and the RadioShack Corporation Long-Term Incentive Plan (the “LTIP”), which was established pursuant to the Compensation Plan. A summary describing the elements of the long-term incentive performance measures for this performance cycle is set forth in Exhibit 10.2 and is incorporated by reference. Mr. Day is not a participant in this performance cycle.

Early Payment of the 2006 LTIP Performance Cycle. The Compensation Committee also noted that the previously-approved performance measure under the LTIP for the March 27, 2006 through March 26, 2009 performance cycle was based solely on stock price and determined that, in light of significant changes in the management team and the subsequent changes in the team’s approach to RadioShack’s operations, management should focus its attention on RadioShack’s EBITDA performance. As a result, on February 22, 2007, the Compensation Committee approved the early termination of the 2006 through 2009 long-term incentive plan performance cycle and the subsequent payment to participants in this plan cycle of a percentage of the one-year payout under this plan cycle. Under this early termination, Mr. Johnson will receive approximately $15,000. Messrs. Day and Gooch did not participate in the 2006 long-term incentive plan performance cycle and therefore will receive no payment as a result of this early termination.

RadioShack intends to provide additional information regarding the compensation awarded to its executive officers in the proxy statement for RadioShack’s 2007 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2007.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

10.1	Description of 2007 Annual Incentive Bonus Performance Measures.

10.2	Description of Long-Term Incentive Performance Measures for the 2007 through 2008 Performance Cycle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 28th day of February, 2007.

RADIOSHACK CORPORATION

/s/ David S. Goldberg
David S. Goldberg
Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.

10.1	Description of 2007 Annual Incentive Bonus Performance Measures.

10.2	Description of Long-Term Incentive Performance Measures for the 2007 through 2008 Performance Cycle.

4